Exhibit 10.1
February 11, 2011
Mark Libratore, President
Liberator Medical Holdings, Inc.
Liberator Medical Supply, Inc.
2979 SE Gran Park Way
Stuart, Florida 34997
Re:    $8,500,000.00 Committed Line of Credit
Dear Mr. Libratore:
     We are pleased to inform you that PNC Bank, National Association (the “Bank”), has approved your request for a committed line of credit to Liberator Medical Holdings, Inc and Liberator Medical Supply, Inc. (collectively, the “Borrower”). We look forward to this opportunity to help you meet the financing needs of your business. All the details regarding your line of credit are outlined in the following sections of this letter.
1. Facility and Use of Proceeds. This is a committed revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this letter, will make advances to the Borrower from time to time until the Expiration Date, in an amount in the aggregate at any time outstanding not to exceed $8,500,000.00 (the “Line of Credit” or the “Loan”). The “Expiration Date” means February 11, 2013, or such later date as may be designated by the Bank by written notice to the Borrower. Advances under the Line of Credit will be used for working capital or other general business purposes of the Borrower.
     The availability of advances under the Line of Credit will be subject to a borrowing base formula and other provisions as set forth in a Borrowing Base Rider dated on or about the date of this Letter Agreement between the Borrower and the Bank, the terms of which are incorporated herein by reference (the “Borrowing Base Rider”). At no time shall the sum of outstanding advances under the Line of Credit exceed the Borrowing Base (as defined in the Borrowing Base Rider). Pursuant to the Borrowing Base Rider, the Borrower will be required to deliver periodic Borrowing Base Certificates, reporting on its accounts and inventory in accordance with defined eligibility standards, as a condition to advances under the Line of Credit.
2. Note. The obligation of the Borrower to repay advances under the Line of Credit shall be evidenced by a promissory note (the “Note”) in form and content satisfactory to the Bank.
     This letter (the “Letter Agreement”), the Note and the other agreements and documents executed and/or delivered pursuant hereto, as each may be amended, modified, extended or renewed
Form 7A — Multistate Rev. 1/02

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February 11, 2011

from time to time, will constitute the “Loan Documents.” Capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Documents.
3. Interest Rate. Interest on the unpaid balance of the Line of Credit advances will be charged at the rates, and be payable on the dates and times, set forth in the Note.
4. Repayment. Subject to the terms and conditions of this Letter Agreement, the Borrower may borrow, repay and reborrow under the Line of Credit until the Expiration Date, on which date the outstanding principal balance and any accrued but unpaid interest shall be due and payable. Interest will be due and payable as set forth in the Note, and will be computed on the basis of a year of 360 days and paid on the actual number of days that principal is outstanding.
5. Security. The Borrower must cause or has previously caused the following to be executed and delivered to the Bank in form and content satisfactory to the Bank as security for the Loan:
     (a) guaranty and suretyship agreements, under which Practica Medical Manufacturing, Inc., Liberator Health and Education Services, Inc. and Liberator Health and Wellness, Inc. (individually or collectively, the “Guarantor”) will unconditionally jointly and severally guarantee the due and punctual payment of all indebtedness owed to the Bank by the Borrower.
     (b) a security agreement granting the Bank a first priority perfected lien on the Borrower’s existing and future assets, wherever located, as more fully described in the security agreement. If letter of credit rights have been assigned to the Bank, a consent to the assignment must be executed by the issuer of the applicable letter(s) of credit.
     If all or any portion of the tangible collateral is located on property which is not owned by the Borrower or which is subject to a mortgage in favor of another lender, the Borrower will deliver to the Bank a Landlord’s or Mortgagee’s Waiver, as applicable, for each such location, each of which shall be acceptable in form and content to the Bank.
     Hazard insurance must be maintained on all inventory, equipment and real property securing the Loan in such amounts and with such coverages as are acceptable to the Bank, containing a standard lender loss payable or mortgagee clause in favor of the Bank.
     The Loan will be cross-collateralized and cross-defaulted with all other present and future Obligations (as defined in the Loan Documents) of the Borrower to the Bank.
6. Covenants. Unless compliance is waived in writing by the Bank, until payment in full of the Loan and termination of the commitment for the Line of Credit:
     (a) The Borrower will promptly submit to the Bank such information as the Bank may reasonably request relating to the Borrower’s affairs (including but not limited to annual Financial

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Statements (as hereinafter defined) and tax returns for the Borrower) and/or any security for the Loan.
     (b) Neither the Borrower nor the Guarantor will make or permit any change in its form of organization, the nature of its business as carried on as of the date of this Letter Agreement or in its senior management or equity ownership.
     (c) The Borrower will notify the Bank in writing of the occurrence of any Event of Default or an act or condition which, with the passage of time, the giving of notice or both might become an Event of Default.
     (d) The Borrower will comply with the financial and other covenants included in Exhibit “A” hereto.
7. Representations and Warranties. To induce the Bank to extend the Loan and upon the making of each advance to the Borrower under the Line of Credit, the Borrower represents and warrants as follows:
     (a) The Borrower’s latest Financial Statements provided to the Bank are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise, and the results of the Borrower’s operations for the period specified therein. The Borrower’s Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied from period to period subject, in the case of interim statements, to normal year-end adjustments. Since the date of the latest Financial Statements provided to the Bank, the Borrower has not suffered any damage, destruction or loss which has materially adversely affected its business, assets, operations, financial condition or results of operations.
     (b) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower or its officers, directors or shareholders for any such action, suit, proceedings or investigation.
     (c) The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon the Borrower or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.
     (d) The Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified,

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licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing.
     (e) The Borrower has full power and authority to enter into the transactions provided for in this Letter Agreement and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by the Borrower, this Letter Agreement and the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.
     (f) There does not exist any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its organizational documents; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon the Borrower by any law or by any governmental authority, court or agency.
8. Fees. On the date of the Note, the Borrower shall pay to the Bank a fee of $42,250.00.
9. Expenses. The Borrower will reimburse the Bank for the Bank’s out-of-pocket expenses incurred or to be incurred at any time in conducting UCC, title and other public record searches, and in filing and recording documents in the public records to perfect the Bank’s liens and security interests. The Borrower shall also reimburse the Bank for the Bank’s expenses (including the reasonable fees and expenses of the Bank’s outside and in-house counsel) in documenting and closing this transaction, in connection with any amendments, modifications or renewals of the Loan, and in connection with the collection of all of the Borrower’s Obligations to the Bank, including but not limited to enforcement actions relating to the Loan.
10. Depository. The Borrower will establish and maintain at the Bank the Borrower’s primary depository accounts.
11. Additional Provisions. Before the first advance under the Loan, the Borrower shall execute and deliver to the Bank the Note and the other required Loan Documents and such other instruments and documents as the Bank may reasonably request, such as certified resolutions, incumbency certificates or other evidence of authority. The Bank will not be obligated to make any advance under the Line of Credit if any Event of Default or event which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.
     Prior to execution of the final Loan Documents, the Bank may terminate this Letter Agreement if a material adverse change occurs with respect to the Borrower, the Guarantor, any collateral for the Loan or any other person or entity connected in any way with the Loan, or if the Borrower fails to comply with any of the terms and conditions of this Letter Agreement, or if the Bank reasonably determines that any of the conditions cannot be met.

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     This Letter Agreement is governed by the laws of the State of Florida. No modification, amendment or waiver of any of the terms of this Letter Agreement, nor any consent to any departure by the Borrower therefrom, will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. When accepted, this Letter Agreement and the other Loan Documents will constitute the entire agreement between the Bank and the Borrower concerning the Loan, and shall replace all prior understandings, statements, negotiations and written materials relating to the Loan.
     The Bank will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any person or entity, including the Borrower and the Guarantor, as a result of this Letter Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the use of proceeds of the Loan.
     THE BORROWER AND THE BANK IRREVOCABLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE ARISING OUT OF THIS LETTER AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED IN ANY OF SUCH DOCUMENTS AND ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
     If and when a loan closing occurs, this Letter Agreement (as the same may be amended from time to time) shall survive the closing and will serve as our loan agreement throughout the term of the Loan.
     To accept these terms, please sign the enclosed copy of this Letter Agreement as set forth below and the Loan Documents and return them to the Bank within 15 days from the date of this Letter Agreement, or this Letter Agreement may be terminated at the Bank’s option without liability or further obligation of the Bank.
     Thank you for giving PNC Bank this opportunity to work with your business. We look forward to other ways in which we may be of service to your business or to you personally.

Very truly yours, PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Scott S. Wilson
Scott S. Wilson
Banking Officer

Liberator Medical Holdings, Inc. and
Liberator Medical Supply, Inc.
February 11, 2011

ACCEPTANCE
With the intent to be legally bound hereby, the above terms and conditions are hereby agreed to and accepted as of this 11 day of February, 2011.

BORROWER: LIBERATOR MEDICAL HOLDINGS, INC.
By:	/s/ MARK LIBRATORE
(SEAL)
	Print Name:	MARK LIBRATORE
	Title:	CEO

LIBERATOR MEDICAL SUPPLY, INC.
By:	/s/ MARK LIBRATORE
(SEAL)
	Print Name:	MARK LIBRATORE
	Title:	CEO

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Liberator Medical Holdings, Inc. and
Liberator Medical Supply, Inc.
February 11, 2011

GUARANTOR: PRACTICA MEDICAL MANUFACTURING, INC.
By:	/s/ MARK LIBRATORE
Mark Libratore (SEAL)
Chief Executive Officer

LIBERATOR HEALTH AND WELLNESS, INC.
By:	/s/ MARK LIBRATORE
Mark Libratore (SEAL)
Chief Executive Officer

LIBERATOR HEALTH AND EDUCATION SERVICES, INC.
By:	/s/ Mark Libratore
MARK LIBRATORE (SEAL)
Chief Executive Officer

Liberator Medical Holdings, Inc. and
Liberator Medical Supply, Inc.
February 11, 2011

EXHIBIT A
TO LETTER AGREEMENT
DATED FEBRUARY 11, 2011
     A. FINANCIAL REPORTING COVENANTS:
     (1) The Borrower will deliver to the Bank:
          (a) Financial Statements for its fiscal year, within 90 days after fiscal year end, audited and certified without qualification by a certified public accountant acceptable to the Bank.
          (b) Financial Statements for each fiscal quarter, within 45 days after the first, second and third quarters end, together with year-to-date and comparative figures for the corresponding periods of the prior year, certified as true and correct by its chief financial officer.
          (c) With each delivery of Financial Statements, a certificate of the Borrower’s chief financial officer as to the Borrower’s compliance with the financial covenants set forth below, if any, for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take. This certificate shall set forth all detailed calculations necessary to demonstrate such compliance.
     (2) The Borrower will deliver to the Bank within 20 days following the close of each month , the Borrower’s detailed schedule of accounts receivable and accounts payable aging analysis and a report of the Borrower’s inventory, as established by a physical count or such other method as may be approved by the Bank.
     “Financial Statements” means the balance sheet and statements of income and cash flows prepared in accordance with generally accepted accounting principles in effect from time to time (“GAAP”) applied on a consistent basis (subject in the case of interim statements to normal year-end adjustments).

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     B. FINANCIAL COVENANTS:
     (1) The Borrower will maintain as of the end of each fiscal quarter, on a rolling four quarter basis, a ratio of Senior Funded Debt to EBITDA of less than 2.0 to 1.
     (2) The Borrower will maintain as of the end of each fiscal quarter, on a rolling four quarters basis, a Fixed Charge Coverage Ratio of at least 1.25 to 1.
     As used herein:
     “Current Maturities” means the scheduled payments of principal on all indebtedness for borrowed money having an original term of more than one year (including but not limited to amortization of capitalized lease obligations), as shown on the Borrower’s Financial Statements as of one year prior to the date of determination.
     “EBITDA” means net income plus interest expense plus income tax expense plus depreciation plus amortization.
     “Fixed Charge Coverage Ratio” means (i) EBITDA, divided by (ii) the sum of Current Maturities plus interest expense plus cash taxes paid plus dividends plus Unfunded Capital Expenditures.
     “Senior Funded Debt” means all indebtedness for borrowed money, including but not limited to capitalized lease obligations, reimbursement obligations in respect of letters of credit, and guaranties of any such indebtedness, but excluding Subordinated Debt.
     “Unfunded Capital Expenditures” means capital expenditures made from the Borrower’s funds other than funds borrowed as term debt to finance such capital expenditures.
     All of the above financial covenants shall be computed and determined in accordance with GAAP applied on a consistent basis (subject to normal year-end adjustments).

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     C. NEGATIVE COVENANTS:
     (1) The Borrower will not create, assume, incur or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property under conditional sales or other title retention agreements; provided, however, that the foregoing restrictions shall not prevent the Borrower from:
          (a) incurring liens for taxes, assessments or governmental charges or levies which shall not at the time be due and payable or can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which it has created adequate reserves;
          (b) making pledges or deposits to secure obligations under workers’ compensation laws or similar legislation; or
          (c) granting additional liens or security interests to secure existing or future indebtedness in an aggregate principal amount not to exceed $250,000.00; or
          (d) granting liens or security interests in favor of the Bank.
     (2) The Borrower will not create, incur, guarantee, endorse (except endorsements in the course of collection), assume or suffer to exist any indebtedness, except:
          (a) indebtedness to the Bank;
          (b) open account trade debt incurred in the ordinary course of business and not past due, or
          (c) other existing or future indebtedness in an aggregate principal amount not to exceed $250,000.00, and any refinancings thereof; provided that the amount of the refinancing indebtedness is not more than the outstanding amount of the refinanced indebtedness, and the terms of the refinancing indebtedness are no more favorable to the lender than the terms of the refinanced indebtedness.
     (3) The Borrower will not liquidate, or dissolve, or merge or consolidate with any person, firm, corporation or other entity, or sell, lease, transfer or otherwise dispose of all or any substantial part of its property or assets, whether now owned or hereafter acquired.
     (4) The Borrower will not make acquisitions of all or substantially all of the property or assets of any person, firm, corporation or other entity.

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     (5) Upon the occurrence of an Event of Default, the Borrower will not declare or pay any dividends on or make any distribution with respect to any class of its equity, or purchase, redeem, retire or otherwise acquire any of its equity.
     (6) The Borrower will not make or have outstanding any loans or advances to or otherwise extend credit to any person, firm, corporation or other entity, except in the ordinary course of business.